                                                                  EXHIBIT (n)(3)

                       CONSENT TO BEING NAMED AS TRUSTEE

    The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust IX (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated: January 16, 2002

                                                      /s/ Donald J. Puglisi
                                                      ------------------------------------------------
                                                      Donald J. Puglisi

                                                                  EXHIBIT (n)(3)

                       CONSENT TO BEING NAMED AS TRUSTEE

    The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust IX (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated: January 16, 2002

                                                      /s/ William R. Latham, III
                                                      ------------------------------------------------
                                                      William R. Latham, III

                                                                  EXHIBIT (n)(3)

                       CONSENT TO BEING NAMED AS TRUSTEE

    The undersigned hereby consents to being named in the Registration Statement on Form N-2 of DECS Trust IX (the "Trust") and any amendments thereto, as a person about to become a Trustee of the Trust.

Dated: January 16, 2002

                                                      /s/ James B. O'Neill
                                                      ------------------------------------------------
                                                      James B. O'Neill